SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: July 15, 1997
                        (Date of earliest event reported)



                           Unigene Laboratories, Inc.
             (Exact name of Registrant as specified in its charter)



                                     0-16005
                            (Commission File Number)

           Delaware                                        22-2328609
   (State or other jurisdiction                          (I.R.S. Employer
       of incorporation)                                Identification  No.)




                   110 Little Falls Road, Fairfield, NJ 07004
              (Address of principal executive offices and zip code)



                                 (973) 882-0860
              (Registrant's telephone number, including area code)
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                                      - 2 -

Item 5.           Other Events.

                  Unigene Laboratories, Inc., a Delaware corporation ("Unigene"), and Warner-Lambert Company, a Delaware corporation ("Warner-Lambert"), have entered into a License Agreement, dated as of July 15, 1997 (the "License Agreement"), which provides for the development, marketing and sale by the Parke-Davis division of Warner-Lambert of an orally administered calcitonin pharmaceutical product for the treatment of osteoporosis and other disorders in humans (the "Product"). Unigene and Warner-Lambert also have entered into a Stock Purchase Agreement, dated as of July 15, 1997 (the "Stock Purchase Agreement"), pursuant to which Warner-Lambert has made an equity investment in the Company.

                  The License Agreement, the Stock Purchase Agreement and press releases, dated July 16, 1997 and August 4, 1997, issued in connection with the execution of the agreements are filed as exhibits to this report and are incorporated herein by references. The description of the License Agreement and the Stock Purchase Agreement set forth herein is a summary of the principal terms of the respective agreements, and is qualified in its entirety by the provisions of the License Agreement and the Stock Purchase Agreement.

License Agreement

                  License of Technology. On the terms and conditions set forth in the License Agreement, Unigene has granted to Warner-Lambert a worldwide license to use Unigene's proprietary salmon calcitonin oral delivery technology to develop, market and sell the Product for human use. The license is exclusive, except that Unigene may grant a license to one third party, with the right to sublicense, in each country in North America (other than the United States and Canada), Central America, South America and the Caribbean. With Unigene's consent, Warner-Lambert may sublicense the technology as necessary to perform its obligations under the License Agreement, and Warner-Lambert has agreed to use its best efforts to enter into a sublicense agreement with a Japanese pharmaceutical company that would develop, commercialize and co-promote or co-market the Product in Japan.

                  Product Development and Marketing. Warner-Lambert, at its expense, will be responsible for the development and testing of the Product (other than analytical testing in connection with the formulation of the Product which will be conducted by Unigene at its expense). These responsibilities will include the conduct of clinical trials, and for obtaining all necessary regulatory approvals in each country where the Product is sold, including the approval of the U.S. Food and Drug Administration. The product development and regulatory approval process will be managed by a "Development Team" formed by Warner-Lambert to which Unigene
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                                      - 4 -

may appoint three members. Following development of the Product and obtaining the necessary regulatory approvals, Warner-Lambert will be responsible for the formulation of bulk salmon calcitonin (the "Raw Material") into the finished Product and for the marketing of the Product. Warner-Lambert is required to market, distribute and sell the Product with the same degree of commitment (financial and otherwise) as Warner-Lambert markets its other products with similar commercial potential that it actively and aggressively promotes.

                  Unigene Supply Obligations. Warner-Lambert is obligated to purchase from Unigene, and Unigene is obligated to supply to Warner-Lambert, at agreed-upon prices, all of Warner-Lambert's Raw Material requirements for use both in the development of the Product and in the formulation of the finished Product for sale and distribution in each country. The Raw Material purchase and supply obligations will continue in effect for each country until the earlier of
(i) the termination of the License Agreement with respect to such country (as described below) and (ii) the later of (A) the second anniversary of the date on which either party notifies the other of its intent to terminate the supply and purchase arrangements and (B) the Royalty Transition Date (as defined below) with respect to such country. Unigene will bear all costs related to the production of the Raw Material, including the costs of construction or expansion of its facilities for the manufacture of Raw Material in commercial quantities.
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                                      - 5 -


                  Milestone Payments and Royalties. Warner-Lambert made an initial payment to Unigene of $3 million upon execution of the License Agreement, and agreed to make, during the development phase of the Product, additional payments aggregating up to a total of $48.5 million upon the achievement of various product development and regulatory milestones. In addition, Warner-Lambert has agreed to pay to Unigene royalties on commercial sales of the Product in each country until the date (a "Royalty Transition Date") that is the later to occur of (i) (A) in each country excluding those in the European Union, the later of (x) the tenth anniversary of the first commercial sale of the Product in such country and (y) the launch of another oral calcitonin product, the sales of which materially adversely affect the sales of the Product in such country, and (B) in each country in the European Union, the tenth anniversary of the first commercial sale of the Product in such country, and (ii) the date on which Unigene no longer holds a patent in such country relating to (A) an improvement to the Product developed solely by Unigene or jointly by Unigene and Warner-Lambert, (B) the manufacture of Raw Material, or (C) Unigene's oral patent applications that would be infringed by the manufacture and marketing of the Product by a third party.

                  Expansion of the Product Scope of the License Agreement. Unigene and Warner-Lambert have agreed to use good faith efforts to negotiate an agreement pursuant to which Warner-Lambert would develop and commercialize a nasally administered form of salmon calcitonin in the United States and Europe.

                  Indemnification. Unigene has agreed to indemnify Warner-Lambert for any losses suffered by Warner-Lambert as a result of (i) any breach by Unigene of the License Agreement, or (ii) any act or omission of Unigene with respect to matters for which it has responsibility under the License Agreement, including generally losses resulting from the manufacture of Raw Material. Warner-Lambert has agreed to indemnify Unigene for any losses suffered by Unigene as a result of (i) any breach by Warner-Lambert of the License Agreement or (ii) any act or omission of Warner-Lambert with respect to matters for which it has responsibility under the License Agreement, including losses resulting from the formulation, marketing and distribution of the Product and the failure of Warner-Lambert to conduct a recall of the Product when advised to do so by Unigene for reasons relating to the Raw Material.

                  Termination of the License Agreement. The License Agreement will continue in effect until terminated by either party under the circumstances described below:

                  Unigene may terminate the License Agreement with respect to any country other than the United States, Canada, Japan or a member country of the European Union (in each case, a "Secondary Market") in the event that Warner-Lambert (i) fails to perform clinical tests or studies necessary for a Secondary Market, (ii) fails to file submissions necessary to obtain regulatory approval in a Secondary Market, or (iii) fails to
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                                      - 7 -

commence  commercial  sales  of  the  Product  within  12  months  of  obtaining regulatory approval in a Secondary Market. Unigene also may terminate the License Agreement with respect to the United States, Japan or the European Union if Warner-Lambert fails to pay specified minimum royalties with respect to any such country within specified timeframes. Termination of the License Agreement is Unigene's sole remedy upon the occurrence of any of the foregoing circumstances.

                  Warner-Lambert   may  terminate  the  License  Agreement  with
respect to any Secondary Market by giving Unigene written notice at least 12 months in advance. After the first anniversary of the date of the License Agreement, Warner-Lambert may terminate the License Agreement by giving Unigene written notice at least six months in advance if (i) a product containing the Raw Material is disapproved by the relevant regulatory authorities in the United States and the European Union, (ii) clinical tests and studies indicate that the Product does not achieve certain specified blood levels indicating effectiveness, (iii) Warner-Lambert demonstrates that completion of the development and approval process for the Product is scientifically or technically infeasible, or (iv) sales of the Product will fail or have failed to achieve a certain percentage of specified revenue projections.

                  Either Unigene or Warner-Lambert may terminate the License Agreement with respect to any country under certain conditions if a patent relating to the marketing and sale of the Product has issued to a third party in such country and Warner-Lambert is unable to obtain a license , if necessary, from such third party under the applicable patent on commercially feasible terms. Unigene may terminate the License Agreement with respect to any country under certain conditions if a patent relating to the Raw Material has issued to a third party in such country and Unigene and Warner-Lambert are unable to obtain a license, if necessary, from such third party under the applicable patent on commercially feasible terms.

                  Either Unigene or Warner-Lambert also may terminate the License Agreement if the other (i) materially breaches its obligations under the agreement, which breach is not cured within 60 days (or 30 days for a payment default), (ii) voluntarily files, or has served against it involuntarily, a petition in bankruptcy or insolvency which, in the case of involuntary proceedings, remains undismissed for 60 days, or (iii) proposes or is a party to any dissolution or liquidation or makes an assignment for the benefit of creditors.

                  Either Unigene or Warner-Lambert may terminate the Raw Material supply and purchase obligations with respect to any country by giving at least two years prior notice to the other, provided that such termination cannot take effect prior to the Royalty Transition Date in such country.

Stock Purchase Agreement

                  In connection with the entry into the License Agreement, Warner-Lambert has agreed to make a $3 million equity investment in Unigene pursuant to the Stock Purchase Agreement. Under the Stock Purchase Agreement, Warner-Lambert will purchase from Unigene that number of shares of the Common Stock of Unigene equal to (i) $3 million, divided by (ii) the average of the closing sale prices of the Common Stock as reported by the Nasdaq Stock Market for each trading day during the period commencing June 16, 1997 and ending August 14, 1997.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

                Exhibit No.     Description of Exhibit
                -----------     ----------------------

                  10.1              License Agreement,
                                    dated as of July 15,
                                    1997, between Unigene
                                    and Warner-Lambert*

                  10.2              Stock Purchase Agreement,
                                    dated as of July 15, 1997,
                                    between Unigene and Warner-Lambert

                  99.1              Press Release of Unigene
                                    dated July 16, 1997

                  99.2              Press Release of Unigene
                                    dated August 4, 1997
-------------------------
*Portions of the document have been omitted pursuant to a confidential treatment request.
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                                     - 11 -


                                   Signatures

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                     UNIGENE LABORATORIES, INC.

                                                     By /s/ Warren P. Levy
                                                        ------------------
                                                        Warren P. Levy
                                                        President


Date:  August 4, 1997